EXHIBIT 10(b)














PREPARED BY AND
AFTER RECORDING RETURN TO:
James C. Palmer, Esq.
Verrill & Dana, LLP
One Portland Square
Portland, Maine 04112-0586

                               DEED TO SECURE DEBT

                             AND SECURITY AGREEMENT

                                    (GEORGIA)

THIS DEED TO SECURE DEBT AND SECURITY AGREEMENT (this "Security Deed") is made and entered into as of this 10th day of June, 2002, by and between KOGER RAVINIA, LLC, a Delaware limited liability company, having a mailing address of 433 Plaza Real, Suite 335, Boca Raton, Florida 33432 ("Grantor"), and FLEET NATIONAL BANK, a national banking association ("Fleet"), having a mailing address of 100 Federal Street, Boston, Massachusetts 02110, Attn: Structured Real Estate, as Agent for itself and each other lender (collectively, the "Lenders") which is or may hereafter become a party to that certain Revolving Credit Loan Agreement, dated as of December 28 , 2001, by and among Koger Equity, Inc., a Florida corporation ("Borrower"), Fleet, as Agent and Lenders as amended by First Amendment to Revolving Credit Loan Agreement dated as April 5, 2002 and by Second Amendment to Revolving Credit Loan Agreement of even date herewith (as the same may be further varied, amended, restated, renewed, consolidated, extended or otherwise supplemented from time to time, the "Credit Agreement") (Fleet, in its capacity as Agent under the Credit Agreement, is hereinafter referred to as "Grantee").

                              W I T N E S S E T H:

FOR AND IN CONSIDERATION of the sum of Ten and No/100 Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the indebtedness and other obligations of Grantor hereinafter set forth, Grantor does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, and SET OVER unto Grantee, for the ratable benefit of Lenders and their successors and assigns all of the following described land and interests in land, estates, easements, rights, improvements,


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property, fixtures, equipment, furniture, furnishings, appliances and appurtenances (collectively, the "Property"):

     (a) All those tracts or parcels of land and easements more particularly described in Exhibit "A" attached hereto and by this reference made a part hereof (the "Land").

     (b) All buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land, and all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, carpeting and other floor coverings, fire extinguishers and any other safety equipment required by governmental regulation or law, water heaters, mirrors, mantels, air conditioning apparatus, refrigerating plants, refrigerators, cooking apparatus and appurtenances, window screens, awnings and storm sashes, which are or shall be owned by Grantor and attached to said buildings, structures or improvements and all other furnishings, furniture, fixtures, machinery, equipment, appliances, vehicles, building supplies and materials, books and records, chattels, inventory, accounts, farm products, consumer goods, general intangibles and personal property of every kind and nature whatsoever now or hereafter owned by Grantor and located in, on or about, or used or intended to be used with or in connection with the use, operation or enjoyment of the Property, including all extensions, additions, improvements, betterments, after-acquired property, renewals, replacements and substitutions, or proceeds from a permitted sale of any of the foregoing, and all the right, title and interest of Grantor in any such furnishings, furniture, fixtures, machinery, equipment, appliances, vehicles and personal property subject to or covered by any prior security agreement, conditional sales contract, chattel mortgage or similar lien or claim, together with the benefit of any deposits or payments now or hereafter made by Grantor or on behalf of Grantor, all of which are hereby declared and shall be deemed to be fixtures and accessions to the Land and a part of the Property as between the parties hereto and all persons claiming by, through or under them, and which shall be deemed to be a portion of the security for the indebtedness herein described and to be secured by this Security Deed.

     (c) All easements, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, minerals, flowers, shrubs, crops, trees, timber and other emblements now or hereafter located on the Land or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances, reversion and reversions, remainder and remainders, whatsoever, in any way belonging, relating or appertaining to the Land or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Grantor.

     (d) All income, rents, issues, profits and revenues of the Property from time to time accruing (including, without limitation, all payments under leases or tenancies (collectively, the "Leases"), proceeds of insurance, condemnation payments, tenant security deposits whether held by Grantor or in a trust account, and escrow funds), and all the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of Grantor of, in and to the same; reserving only the right to Grantor to collect the same (other than insurance proceeds and condemnation payments) so long as Grantor is not in default hereunder.


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

     (e) All right, title and interest, if any, of Grantor in all transferable building service, building maintenance, construction, development, management, indemnity, and other similar agreements and contracts, written or oral, express or implied, now or hereafter entered into, arising or in any manner related to the construction, design, improvement, use, operation, ownership, occupation, enjoyment, sale, conversion or other disposition (voluntary or involuntary) of the Property, or the buildings and improvements now or hereafter located thereon, or any other interest in the Property, or any combination thereof, including without limitation all property management agreements, sales contracts, purchase options, option agreements, rights of first refusal, contract deposits, earnest money deposits, prepaid items and payments due and to become due thereunder, and further including all payment and performance bonds, construction guaranties, warranties and other undertakings, construction contracts, architects agreements, general contract agreements, design agreements, engineering agreements, technical service agreements, architectural plans and specifications, drawings, surveys, renderings and models, sewer and water and other utility agreements, permits, approvals, licenses, agreements, contracts, building permits, service contracts, advertising contracts, purchase orders and equipment leases, personal property leases, tradenames, trademarks, servicemarks and logos, and all goodwill symbolized thereby or pertaining thereto and all causes of action relating thereto.

     (f) All accounts, instruments, accounts receivable, documents, causes of action, claims, all right, title and interest, if any, of Grantor in names by which the Property or the improvements thereon may be operated or known, all rights of Grantor to carry on business under such names, all right, title and interest, if any, of Grantor in all telephone numbers or listings, all rights, interest and privileges of which Grantor may have as developer or declarant under any covenants, restrictions or declarations now or hereafter relating to the Property or the improvements thereon, and all notes or chattel paper now or hereafter arising from or by virtue of any transactions relating to the Property or the improvements located thereon.

     (g) All assets of Grantor related to the ownership or operation of the Property or the improvements now or hereafter erected thereon, including, without limitation, accounts (including, without limitation, health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, documents, general intangibles (including, without limitation, payment intangibles and software), goods (including, without limitation, inventory, equipment, fixtures and accessions), instruments (including, without limitation, promissory notes), investment property, letter-of-credit rights, letters of credit, money, supporting obligations, as-extracted collateral, timber to be cut and all proceeds and products of anything described or referred to above in this Subsection (g), in each case as such terms are defined under the Uniform Commercial Code as in effect in the applicable jurisdiction.

     (h) All cash funds, deposit accounts and other rights and evidence of rights to cash, now or hereafter created or held by Grantee pursuant to this Security Deed, the Credit Agreement or any other of the Loan Documents (as defined in the Credit Agreement).

     (i) All proceeds, products, substitutions and accessions of the foregoing of every type.


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

TO HAVE AND TO HOLD the Property and all parts, rights, members and appurtenances thereof, to the use, benefit and behoof of Grantee for the ratable benefit of Lenders and their respective successors and assigns, IN FEE SIMPLE forever; and Grantor covenants that Grantor is lawfully seized and possessed of the Property as aforesaid, and has good right to convey the same, that the same is unencumbered except for those matters expressly set forth in Exhibit "B" attached hereto and by this reference made a part hereof (the "Permitted Encumbrances"), and that Grantor does warrant and will forever defend the title thereto against the claims of all persons whomsoever, except as to those matters set forth in said Exhibit "B" attached hereto.

THIS CONVEYANCE is intended to operate and is to be construed as a deed passing the title to the Property to Grantee and is made under those provisions of the existing laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage, and is given to secure the following described indebtedness (collectively, the "Secured Obligations"):

     (a) Guaranty of even date herewith executed and delivered by Grantor to Agent and Lenders (hereinafter, together with any and all renewals, replacements, modifications and extensions thereof, referred to as the "Guaranty") guaranteeing the debt evidenced by (i) those certain Revolving Credit Notes made by Borrower in the aggregate principal amount of One Hundred Twenty-Five Million and No/100 Dollars ($125,000,000), and that certain Swingline Note made by Borrower in the principal amount of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000), each of which has been issued pursuant to the Credit Agreement and each of which is due and payable in full on or before December 27, 2004 and (ii) each other note as may be issued under the Credit Agreement, each as originally executed, or if varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated from time to time as so varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated (collectively, the "Note") and guaranteeing payment, performance and discharge of each and every obligation, covenant and agreement of Borrower contained in the Credit Agreement, in certain Indemnity Agreements Regarding Hazardous Materials from Borrower to and for the benefit of Agent and Lenders and in certain other Loan Documents (as defined in the Credit Agreement) whether now existing or hereafter arising or incurred, however evidenced or incurred, whether express or implied, direct or indirect, absolute or contingent, due or to become due, including, without limitation, all principal, interest, fees, expenses, yield maintenance amounts and indemnification amounts, and all renewals, modifications, consolidations, replacements and extensions thereof;

     (b) Any and all additional advances made by any Lender to protect or preserve the Property or the lien and security title hereof in and to the Property, or for taxes, assessments or insurance premiums as hereinafter provided (whether or not Grantor remains the owner of the Property at the time of such advances);and

     (c) All reasonable out-of-pocket costs and expenses incurred by the Grantee in connection with the enforcement and collection of the Secured Obligations, including, without limitation, all attorneys' fees and disbursements, and all other such costs and expenses described in and incurred pursuant to the Guaranty, the Note, the Credit Agreement, this Security Deed, and the other Loan Documents (as defined in the Credit Agreement) (collectively, the "Enforcement Costs").



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

Should the Secured Obligations secured by this Security Deed be paid according to the tenor and effect thereof when the same shall become due and payable, and should Grantor perform all covenants herein contained in a timely manner, then this Security Deed shall be cancelled and surrendered.

Grantor hereby further covenants and agrees with Grantee as follows:

ARTICLE 1

     1.01 Payment of Secured Obligations. Grantor will pay the Secured Obligations according to the tenor thereof and all other sums now or hereafter secured hereby promptly as the same shall become due.

     1.02 Representations and Warranties. Grantor represents and warrants to Grantee, for the ratable benefit of Lenders, that, as of the date hereof:

     (a) Grantor has good and marketable title in fee to such of the Property as is real property, subject to no liens, encumbrances or restrictions other than Permitted Encumbrances. There has been no labor or materials furnished to the Property on behalf of Grantor that has not been paid for in full or for which payment will not be made in the ordinary course.

     (b) Grantor has no actual notice, information or knowledge of any change contemplated in (i) any applicable law, ordinance, regulation, or restriction;
(ii) any judicial, administrative, governmental or quasi-governmental action;
(iii)of any action by adjacent land owners; or (iv) of any natural or artificial conditions existing upon the Property, which would materially limit, restrict, or prevent the contemplated or intended use and purpose of the Property.

     (c) There is no pending condemnation or similar proceeding affecting the Property, or any portion thereof, nor, to the best knowledge of Grantor, is any such action being presently contemplated.

     (d) No part of the Property is being used for agricultural purposes or being used for a personal residence by Grantor or any shareholder of Grantor.

     (e) The Property is undamaged by fire, windstorm, or other casualty.

     (f) The Property complies in all material respects with all zoning and subdivision ordinances, energy and environmental codes, building and use restrictions and codes, and any requirements with respect to licenses, permits and agreements necessary for the lawful use and operation of the Property, or, to the extent of any non-compliance with zoning and building codes, the Property is a valid non-conforming use pursuant to the applicable zoning and building codes.

(g) The heating, electrical, sanitary sewer plumbing, storm sewer plumbing, potable water plumbing and other building equipment, fixtures and fittings in the existing improvements on the Property are in good condition and working order, are adequate in quantity


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and quality for normal and usual use, and are fit for the purposes intended and the use contemplated.

     (h) The Property is covered by a tax parcel(s) which pertain to the Property only and not to any property which is not subject to this Security Deed.

     (i) The Property is improved with office buildings and related parking and has frontage on, and direct access for ingress and egress to a public street.

     1.03  Taxes, Liens and Other Charges.

     (a) In the event of the passage of any state, federal, municipal or other governmental law, order, rule or regulation, subsequent to the date hereof, in any manner changing or modifying the laws now in force governing the taxation of debts secured by deeds to secure debt or the manner of collecting taxes so as to materially adversely affect Lenders, Grantor will promptly pay any such tax. If Grantor fails to make such prompt payment or if, in the opinion of Grantee, any such state, federal, municipal, or other governmental law, order, rule or regulation prohibits Grantor from making such payment or would penalize Lenders if Grantor makes such payment or if, in the opinion of Grantee, the making of such payment might result in the imposition of interest beyond the maximum amount permitted by applicable law, then the entire balance of the principal sum secured by this Security Deed and all interest accrued thereon shall, at the option of Grantee, become due and payable unless, within ninety (90) days thereafter, Grantor shall substitute property unaffected by such tax considerations for the Property and otherwise satisfy the conditions for release of the Property set forth in Section 5.5 of the Credit Agreement.

     (b) Grantor will pay all taxes, liens, assessments and charges of every character including all utility charges, whether public or private, already levied or assessed or that may hereafter be levied or assessed upon or against the Property as required under the Credit Agreement. If the Grantee shall collect escrow funds under Section 7.8 of the Credit Agreement with respect to such taxes, liens, assessments and charges, such funds will be made available for payment of the same.

     (c) Grantor will not suffer any mechanic's, materialmen's, laborer's, statutory or other lien to be created and to remain outstanding upon all or any part of the Property other than Permitted Encumbrances.

     1.04  Insurance.

     (a) Grantor shall procure for, deliver to and maintain for the benefit of Grantee and Lenders during the term of this Security Deed, original insurance policies (or a master policy) issued by insurance companies, in amounts, in form and substance, and with expiration dates reasonably acceptable to Grantee and containing non-contributory standard mortgagee clauses, their equivalent or a satisfactory mortgagee loss payable endorsement in favor of Grantee, providing the following types of insurance on the Property:

     (i) insurance against loss or damage by fire, lightning, vandalism, malicious mischief and flood (if the Land is in an area which is considered a flood risk area by


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

the U.S. Department of Housing and Urban Development), and against such other hazards as are presently included in so-called "all risk replacement cost insurance" and against such other insurable hazards as, under good insurance practices, from time to time are insured against for properties of similar character and location; the amount of which insurance shall be not less than one hundred percent (100%) of the full replacement cost of the Property without deduction for depreciation; and which policies of insurance shall contain satisfactory replacement cost endorsements;

     (ii) During the course of construction or repair of any improvements on the Land, the insurance required by clause (i) above shall be written on a builders risk, completed value, non-reporting form, meeting all of the terms required by clause (i) above, covering the total value of work performed, materials, equipment, machinery and supplies furnished, existing structures, and temporary structures being erected on or near the Land, including coverage against collapse and damage during transit or while being stored off-site, and containing a soft costs (including loss of rents) coverage endorsement and a permission to occupy endorsement;

     (iii) rent or business interruption insurance against loss of income arising out of damage or destruction by fire, lightning, vandalism, malicious mischief and flood and such other hazards as are presently included in so-called "all risk replacement cost insurance" in the amount equal to the gross annual income derived by Grantor from the Property; and

     (iv) Commercial general liability insurance against claims for personal injury (to include, without limitation, bodily injury and personal and advertising injury) and property damage liability, all on an occurrence basis, if commercially available, with such coverages as the Grantee may reasonably request (including, without limitation, contractual liability coverage, completed operations coverage for a period of two years following completion of construction of any improvements on the Land, and coverages equivalent to an ISO broad form endorsement), with a general aggregate limit of not less than $2,000,000, a completed operations aggregate limit of not less than $2,000,000, and a combined single "per occurrence" limit of not less than $1,000,000 for bodily injury and property damage and $5,000 for medical payments;

     (v) During the course of construction or repair of any improvements on the Land, to the extent not provided by the general contractor, owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the insurance required by clause (iv) above;

     (vi) Employers liability insurance;

     (vii) Umbrella liability insurance with limits of not less than $20,000,000 to be in excess of the limits of the insurance required by clauses (iv), (v) and
(vi) above, with coverage at least as broad as the primary coverages of the insurance required by clauses (iv), (v) and (vi) above, with any excess liability insurance to be at least as broad as the coverages of the lead umbrella policy. All such policies shall be endorsed to provide defense coverage obligations;


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


     (viii) Workers' compensation insurance for all employees of the Grantor;
and

     (ix) Such other insurance in such form and in such amounts as may from time to time be reasonably required by the Grantee against other insurable hazards and casualties which at the time are commonly insured against in the case of properties of similar character and location to the Property.

     Grantor shall pay all premiums on insurance policies. The insurance policies provided for in clauses (iv), (v) and (vii) above with respect to the Property shall name the Grantee and each Lender as an additional insured and shall contain a cross liability/severability endorsement. The insurance policies provided for in clauses (i), (ii), and (iii) above shall name the Grantee as mortgagee and loss payee, shall be first payable in case of loss to the Grantee, and shall contain mortgagee clauses and lender's loss payable endorsements in form and substance reasonably acceptable to the Grantee. Grantor shall deliver duplicate originals or certified copies of all such policies to the Grantee.

     All policies of insurance required by this Security Deed shall contain clauses or endorsements to the effect that (i) no act or omission of the Grantor or any of its subsidiaries or anyone acting for the Grantor or any such subsidiary (including, without limitation, any representations made in the procurement of such insurance), which might otherwise result in a forfeiture of such insurance or any part thereof, no occupancy or use of the Property for purposes more hazardous then permitted by the terms of the policy, and no foreclosure or any other change in title to the Property or any part thereof, shall affect the validity or enforceability of such insurance insofar as the Grantee is concerned, (ii) the insurer waives any right of setoff, counterclaim, subrogation, or any deduction in respect of any liability of the Grantor or any such subsidiary and the Grantee, (iii) such insurance is primary and without right of contribution from any other insurance which may be available, (iv) such policies shall not be modified, canceled or terminated prior to the scheduled expiration date thereof without the insurer thereunder giving at least 30 days prior written notice to the Grantee by certified or registered mail, and (v) that the Grantee or the Lenders shall not be liable for any premiums thereon or subject to any assessments thereunder, and shall in all events be in amounts sufficient to avoid any coinsurance liability.

     Neither the Grantor nor any of its subsidiaries shall carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Security Deed unless such insurance complies with the terms and provisions of this Section 1.04.

     (b) Grantee is hereby authorized and empowered, at its option, after the occurrence and during the continuance of an Event of Default, to adjust or compromise any loss under any insurance policies maintained pursuant to this Paragraph 1.04, and to collect and receive the proceeds from any such policy or policies. Each insurance company is hereby authorized and directed to make payment for all such losses directly to Grantee, instead of to Grantor and Grantee jointly. In the event any insurance company fails to disburse directly and solely to Grantee but disburses instead either solely to Grantor or to Grantor and Grantee jointly, Grantor agrees immediately to endorse and transfer such proceeds to Grantee. Upon the failure of Grantor to endorse and transfer such proceeds as aforesaid, Grantee may execute such


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endorsements or transfers for and in the name of Grantor and Grantor hereby irrevocably appoints Grantee as Grantor's agent and attorney-in-fact so to do. Grantee shall not be held responsible for any failure to collect any insurance proceeds due under the terms of any policy regardless of the cause of such failure.

     (c) At least thirty (30) days prior to the expiration date of each policy maintained pursuant to this Paragraph 1.04, a renewal or replacement thereof complying with the requirements of this Paragraph 1.04 shall be delivered to Grantee. Grantor shall deliver to Grantee receipts evidencing the payment for all such insurance policies and renewals or replacements. The delivery of any insurance policies hereunder shall constitute an assignment of all unearned premiums as further security hereunder. In the event of the foreclosure of this Security Deed or any other transfer of title to the Property in extinguishment of the Secured Obligations secured hereby, all right, title and interest of Grantor in and to all insurance policies then in force shall pass to the purchaser or Grantee.

     1.05 Condemnation. If all or any "material" portion of the Property shall be damaged or taken through condemnation (which term when used in this Security Deed shall include any damage or taking by any governmental authority or any transfer by private sale in lieu thereof), either temporarily or permanently, then Grantee shall be entitled to receive all compensation, awards and other payments or relief thereof, and Grantee is hereby authorized, at its option, after the occurrence and during the continuance of an Event of Default, to commence, appear in and prosecute, in its own or in Grantor's name, any action or proceeding relating to any condemnation, and to settle or compromise any claim in connection therewith. All such compensation, awards, damages, claims, rights of action and proceeds and the right thereto are hereby assigned by Grantor to Grantee. After deducting from said condemnation proceeds all of its expenses incurred in the collection and administration of such sums, including reasonable attorney's fees, Grantee may apply the net proceeds or any part thereof, at its option, (a) to the payment of the Secured Obligations hereby secured, whether or not due and in whatever order Grantee elects, (b) to the repair and/or restoration of the Property or (c) for any other purposes or objects for which Grantee is entitled to advance funds under this Security Deed, all without affecting the lien of this Security Deed; and any balance of such monies then remaining shall be paid to Grantor. Grantor agrees to execute such further assignment of any compensation, awards, damages, claims, rights of action and proceeds as Grantee may require. For the purposes of this Section
1.05 any condemnation or taking shall be deemed to be "material" in the event that (a) such taking has a material adverse effect upon the means of access from the public streets to the improvements or the number of parking spaces available at the Property (unless Grantor shall provide reasonable substitutes therefor),
(b) the improvements are severed by such taking, (c) the taking makes it impractical or inefficient (after the restoration or repair of the Property) for the continued conduct of business at the Property in the same manner as such business was conducted prior to such taking as determined by Grantee, or (d) Grantee shall determine that following such repair or restoration there shall be a fifteen percent (15%) or more reduction in the occupancy or in rental income (excluding any proceeds from rental loss insurance or proceeds from such award allocable to rent).

     1.06 Restoration and Repair. If all or any part of the Property shall be damaged by fire or other casualty, Grantor will promptly restore the Property to the equivalent of its original condition; and if a part of the Property shall be damaged through condemnation, Grantor will


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

promptly restore, repair or alter the remaining portions of the Property in a manner satisfactory to Grantee. Notwithstanding the foregoing, Grantor shall not be obligated to so restore unless in each instance, Grantee agrees to make available to Grantor (pursuant to a procedure satisfactory to Grantee) any net insurance or condemnation proceeds actually received by Grantee hereunder in connection with such casualty loss or condemnation, to the extent such proceeds are required to defray the expense of such restoration; provided, however, that the insufficiency of any such insurance or condemnation proceeds to defray the entire expense of restoration shall in no way relieve Grantor of its obligation to restore. In the event all or any portion of the Property shall be damaged or destroyed by fire or other casualty or by condemnation, Grantor shall promptly deposit with Grantee a sum equal to the amount by which the estimated cost of the restoration of the Property (as determined by Grantee in its good faith judgment) exceeds the actual net insurance or condemnation proceeds received by Grantee in connection with such damage or destruction.

     1.07 Care, Use and Management of Property.

     (a) Grantor will keep, or cause to be kept, the buildings, roads and walkways, landscaping and all other improvements of any kind now or hereafter erected on the Land or any part thereof in good condition and repair, will not commit or suffer any material waste and will not do or suffer to be done anything which will increase the risk of fire or other hazard to the Property or any part thereof.

     (b) Grantor will not remove or demolish nor alter the structural character of any building located on the Land in a manner that would materially and adversely affect its value without the written consent of Grantee.

     (c) If the Property or any part thereof is materially damaged by fire or any other cause, Grantor will give immediate written notice thereof to Grantee.

     (d) To the extent permitted under the terms of the applicable Leases, each Lender or its representative is hereby authorized to enter upon and inspect the Property at any time during normal business hours.

     (e) Grantor will promptly comply in all material respects with all present and future laws, ordinances, rules and regulations of any governmental authority affecting the Property or any part thereof.

     1.08 Leases and Other Agreements Affecting Property. Grantor will duly and punctually perform in all material respects all terms, covenants, conditions and agreements binding upon it under any Lease or any other agreement of any nature whatsoever which involves or affects the Property or any part thereof. Grantor will not enter into, modify, surrender or terminate, either orally or in writing, any Lease now existing or hereafter created upon the Property or any part thereof, nor will Grantor permit an assignment or a subletting by any tenant other than in accordance with the terms of the Credit Agreement. Grantor will not accept payment of rent more than one (1) month in advance without the prior written consent of Grantee. In order to further secure payment of the Secured Obligations and the observance, performance and discharge of Grantor's obligations, Grantor hereby collaterally assigns,


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

transfers and sets over unto Grantee all of Grantor's right, title and interest in, to and under all Leases affecting the Property or any part thereof and in and to all of the rents, issues, profits, revenues, awards and other benefits now or hereafter arising from the use and enjoyment of the Property or any part thereof; reserving only the right to Grantor to collect and use the same so long as no Event of Default is continuing.

     Grantee shall be entitled to require, and Grantor shall use its best efforts to obtain, the execution of tenant estoppels and subordination, non-disturbance and attornment agreements from any Major Tenant (as defined in the Credit Agreement) in a form specified by the related tenant Lease, if any, and reasonably acceptable to Grantee. Grantor hereby authorizes and directs each present and future tenant of the Property to pay to Grantee all rents and any other sums due Grantor as landlord and to perform for the direct benefit of Grantee any other obligations of such tenant to Grantor as landlord, as if Grantee were the landlord under such tenant's Lease, immediately upon receipt of a written demand by Grantee to make such payment or perform such obligation during the existence of an Event of Default. No such demand by Grantee shall constitute or be deemed to constitute any assumption by Grantee of any obligations of the landlord under such tenant's Lease. No such demand by Grantee shall constitute or be deemed to constitute any wrongful interference by Grantee in the affairs or business relationships for ascertaining whether any such demand by Grantee is authorized or whether a default by Grantor has occurred under this Security Deed. Grantor hereby waives any right, claim or action Grantor may now or hereafter have against any such tenant by reason of such tenant's payment to or performance for Grantee as described above, and any such payment to or performance for Grantee shall discharge the obligation of such tenant to make such payment to, or perform such obligation for, Grantor.

     Grantor shall furnish the Grantee with signed copies of all new, modified or renewal Leases affecting the Property, as required pursuant to the terms and provisions of the Credit Agreement.

     1.09   Security Agreement.

     (a) Insofar as the machinery, apparatus, equipment, fittings, fixtures, building supplies and materials, and articles of personal property either referred to or described in this Security Deed, or in any way connected with the use and enjoyment of the Property is concerned, this Security Deed is hereby made and declared to be a security agreement, encumbering each and every item of personal property (the "Personal Property") included herein, in compliance with the provisions of the Uniform Commercial Code as enacted in the applicable jurisdiction as set forth in Section 3.04 below (the "UCC"). A financing statement or statements reciting this Security Deed to be a security agreement, affecting all of said personal property aforementioned, shall be appropriately filed. The remedies for any violation of the covenants, terms and conditions of the security agreement herein contained shall be (i) as prescribed herein, or
(ii) as prescribed by general law, or (iii) as prescribed by the specific statutory consequences now or hereafter enacted and specified in said UCC, all at Grantee's sole election. Grantor and Grantee agree that the filing of such financing statement(s) in the records normally having to do with personal property shall never be construed as in any way derogating from or impairing this declaration and hereby stated intention of Grantor and Grantee that, to the extent permitted by applicable law, everything used in connection with the production of income from the Property and/or adapted for use therein and/or which is described or reflected in this Security Deed, is, and at all times and for all purposes and in all proceedings both legal or equitable shall be, regarded as part of the real estate irrespective of whether (i) any such item is physically attached to the improvements, (ii) serial numbers are used for the better identification of certain items capable of being thus identified in a recital contained herein, or
(iii) any such item is referred to or reflected in any such financing statement(s) so filed at any time. Similarly, the mention in any such financing statement(s) of the rights in and to (1) the proceeds of any fire and/or hazard insurance policy, or (2) any award in eminent domain proceedings for a taking or for loss of value, or (3) Grantor's interest as lessor in any present or future Lease or rights to income growing out of the use and/or occupancy of the Property, whether pursuant to Lease or otherwise, shall never be construed as in anyway altering any of the rights of Grantee as determined by this Security Deed or impugning the priority of Grantee's lien granted hereby or by any other recorded document, but such mention in such financing statement(s) is declared to be for the protection of Grantee in the event any court shall at any time hold with respect to the foregoing (1), (2) or (3), that notice of Grantee's priority of interest to be effective against a particular class of persons, must be filed in the UCC records.

     (b) Grantor warrants that (i) Grantor's (that is, "Debtor's") correct legal name (including, without limitation, punctuation and spacing) indicated on the public record of Grantor's jurisdiction of organization, identity or corporate structure, residence or chief executive office and jurisdiction of organization are as set forth in Subparagraph 1.09(c) hereof; (ii) Grantor (that is, "Debtor") has been using or operating under said name, identity or corporate structure without change for the time period set forth in Subparagraph 1.09(c) hereof, and (iii) the location of the collateral secured by this Security Deed is upon the Land. Grantor covenants and agrees that Grantor shall not change any of the matters addressed by clauses (i) or (iii) of this Subparagraph 1.09(b), other than transfer, sale or replacement of personal property in the ordinary course, unless it has given Grantee thirty (30) days prior written notice of any such change and has executed or authorized at the request of Grantee, such additional financing statements or other instruments to be filed in such jurisdictions as Grantee may deem necessary or advisable in its sole discretion to prevent any filed financing statement from becoming misleading or losing its perfected status.

     (c) The information contained in this Subparagraph 1.09(c) is provided in order that this Security Deed shall comply with the requirements of the Uniform Commercial Code, as enacted in the State of Georgia, for instruments to be filed as financing statements to the extent permitted by applicable law. The names of the "Debtor" and the "Secured Party", the identity or corporate structure, jurisdiction of organization, organizational number, federal tax identification number, and residence or chief executive office of "Debtor", and the time period for which "Debtor" has been using or operating under said name and identity or corporate structure without change, are as set forth in Schedule 1 of Exhibit "C" attached hereto and by this reference made a part hereof; the mailing address of the "Secured Party" from which information concerning the security interest may be obtained, and the mailing address of "Debtor", are as set forth in Schedule 2 of Exhibit "C" attached hereto; and a statement indicating the types, or describing the items, of collateral secured by this Security Deed is set forth hereinabove.

     (d) Exhibit "C" correctly sets forth all names and tradenames that Grantor has used within the last five years, and also correctly sets forth the locations of all of the chief executive offices of Grantor over the last five years.

     (e) The Grantor hereby covenants and agrees that:

     (i) Grantor shall not merge or consolidate into, or transfer any of the Property to, any other person or entity except as permitted under the Credit Agreement.

     (ii) Grantor shall, at any time and from time to time, take such steps as Grantee may reasonably request for Grantee (A) to obtain an acknowledgment, in form and substance reasonably satisfactory to Grantee, of any bailee having possession of any of the Property, stating that the bailee holds possession of such Property on behalf of Grantee, (B) to obtain "control" of any investment property, deposit accounts, letter-of-credit rights, or electronic chattel paper (as such terms are defined by the UCC with corresponding provisions thereof defining what constitutes "control" for such items of collateral), with any agreements establishing control to be in form and substance reasonably satisfactory to Grantee, and (C) otherwise to insure the continued perfection and priority of the Grantee's security interest in any of the Property and of the preservation of its rights therein. If Grantor shall at any time acquire a "commercial tort claim" (as such term is defined in the UCC) with respect to the Property or any portion thereof, Grantor shall promptly notify Grantee thereof in writing, providing a reasonable description and summary thereof, and shall execute a supplement to this Security Deed in form and substance acceptable to Grantee granting a security interest in such commercial tort claim to Grantee.

     (iii) Grantor hereby authorizes Grantee, its counsel or its representative, at any time and from time to time, to file financing statements, amendments and continuations that describe or relate to the Property or any portion thereof in such jurisdictions as Grantee may deem necessary in order to perfect the security interests granted by Grantor under this Security Deed or any other Loan Document, and such financing statements may contain, among other items as Grantee may deem advisable to include therein, the federal tax identification number of Grantor, and may describe the property covered by such financing statements as "all assets of Grantor," "all personal property of Grantor" or words of similar effect.

     1.10 Further Assurances; After-Acquired Property. At any time, and from time to time, upon request by Grantee, Grantor will make, execute and deliver or cause to be made, executed and delivered, to Grantee and, where appropriate, cause to be recorded and/or filed and from time to time thereafter to be rerecorded and/or refiled at such time and in such offices and places as shall be deemed necessary by Grantee, any and all such other and further deeds to secure debt, security agreements, financing statements, notice filings, continuation statements, instruments of further assurance, certificates and other documents as may, in the reasonable opinion of Grantee, be necessary in order to effectuate, complete, or perfect, or to continue and preserve this Security Deed as a first and prior lien upon and security title in and to all of the Property, whether now owned or hereafter acquired by Grantor. Upon any failure by Grantor so to do, Grantee may make, execute, record, file, re-record and/or refile any and all such deeds to secure debt, security agreements, financing statements, continuation statements, instruments, certificates, and documents for and in the name of Grantor and Grantor hereby irrevocably appoints Grantee the agent and attorney-in-fact of Grantor so to do. The lien hereof will automatically attach, without further act, to all after acquired property attached to and/or used in the operation of the Property or any part thereof.

     1.11 Expenses. Grantor will pay or reimburse Grantee, upon demand therefor, for all reasonable attorney's fees, costs and expenses incurred by Grantee in any suit, action, legal proceeding or dispute of any kind in which Lenders or Grantee is made a party or appears as party plaintiff or defendant, affecting or arising in connection with the Secured Obligations secured hereby, this Security Deed or the interest created herein, or the Property, including, but not limited to, the exercise of the power of sale contained in this Security Deed, any condemnation action involving the Property or any action to protect the security hereof; and any such amounts paid by Lenders or Grantee shall be added to the Secured Obligations secured by the lien of this Security Deed.

     1.12 Subrogation. Grantee shall be subrogated to the claims and liens of all parties whose claims or liens are discharged or paid with the proceeds of the Secured Obligations secured hereby.

     1.13 Limit of Validity. If from any circumstances whatsoever fulfillment of any provision of this Security Deed or of the Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Security Deed or under the Note that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity. The provisions of this Paragraph 1.13 shall control every other provision of this Security Deed and of the Note.

     1.14 Use of Property. Grantor shall not be permitted to alter or change the use of the Property or to abandon the Property without the prior written consent of Grantee.

     1.15 Conveyance of Property. Grantor hereby acknowledges to Grantee that
(a) the identity and expertise of Grantor was and continues to be a material circumstance upon which Grantee has relied in connection with, and which constitute valuable consideration to Grantee for, the extending to Grantor of the loan evidenced by the Note, and (b) any change in such identity or expertise could materially impair or jeopardize the security for the payment of the Secured Obligations granted to Grantee by this Security Deed. Grantor therefore covenants and agrees with Grantee, as part of the consideration for the extending to Grantor of the loans evidenced by the Note, that Grantor shall not convey, transfer, assign, further encumber or pledge any or all of its interest in the Property except as permitted under the Credit Agreement.

           1.16 Declaration. Grantor is an owner of a Lot under the Restated Declaration of Covenants, Conditions and Restrictions for Ravinia, dated July 5, 1984, and recorded at Deed Book 5017, page 266, DeKalb County, Georgia Records, as affected by the HAL Settlement Agreement dated as of December 13, 1996 and recorded in Deed Book 9254, page 727 and in Deed Book 9302, page 33, aforesaid Records (as the same may be amended, modified or otherwise supplemented from time to time, the "Declaration") and is a member of the Ravinia

Property Owners Association, Inc. (the "Association") established pursuant to Article V of the Declaration. Grantor hereby covenants, represents and warrants to Grantee with respect to the Declaration and the Association as follows:

           (a) No default by Grantor as owner or as member has occurred and is continuing under the Declaration and no event has occurred which, with the passage of time or service of notice, or both would constitute such an event of default under the Declaration. The Declaration is in full force and effect. Grantor has provided (or within 5 days from the date hereof shall provide) the Association with the notice permitted to be given to such the Association with respect to this Security Deed pursuant to Section 14.3 of the Declaration.

           (b) All assessments and all other charges due and payable under the Declaration with respect to the Property have been fully paid through a date no earlier than 30 days before the date hereof.

           (c) Grantor shall, at its sole cost and expense, promptly and timely perform and observe all the terms, covenants and conditions required to be performed and observed by Grantor as owner or as member under the Declaration (including, but not limited to, the payment of all assessments and other charges required to be paid under the Declaration).

           (d) If Grantor shall violate any of the covenants specified in Paragraph 1.16(c) above, Grantor grants Grantee the right (but not the obligation), to take any action as may be necessary to prevent or cure any default of Grantor under the Declaration, and Grantee shall have the right to enter all or any portion of the Property at such times and in such manner as Grantee deems necessary, in order to prevent or to cure any such default. Grantee may exercise its rights under this Paragraph 1.16(d) at any time after Grantor shall have (i) received from the Association or the Declarant under the Declaration or any other Person notice of such default, and (ii) failed to promptly commence curing such default.

           (e) No action or payment taken or made by Grantee to prevent any default by Grantor under the Declaration shall remove or waive, as between Grantor and Grantee, the default which occurred hereunder by virtue of the default by Grantor under the Declaration. All sums actually expended by Grantee in accordance with the terms of this Paragraph 1.16 in order to cure any such default shall be paid by Grantor to Grantee, within ten (10) days of Grantee's written demand, with interest thereon at the rate applicable to overdue amounts under the Credit Agreement. All such indebtedness shall be deemed to be secured by this Security Deed.

           (f) Grantor shall, promptly upon obtaining knowledge of the following events, notify Grantee promptly in writing of (i) the occurrence of any material default by the Declarant or the Association under the Declaration, and (ii) the receipt by Grantor of any notice (written or otherwise) from the Association or any other Person noting or claiming the occurrence of any default by Grantor under the Declaration or the occurrence of any event which, with the passage of time or service of notice, or both, would constitute a default by Grantor under the Declaration. Grantor shall deliver to Grantee a copy of any such written notice of default.

           (g) Promptly upon demand by Grantee from time to time, Grantor shall use reasonable efforts to obtain from the Association and furnish to Grantee the payment certificate of the Association pursuant to
           Section 8.14 of the Declaration.

           (h) Grantor shall promptly notify Grantee, in writing, upon learning of the institution of any legal proceedings involving rights or obligations of Grantor under the Declaration. Grantee may intervene (at Grantor's expense) in any such legal proceedings and be made a party to them. Grantor shall promptly provide Grantee with a copy of any decision rendered in connection with such proceedings.

           (i) Grantor shall promptly execute, acknowledge and deliver to Grantee such instruments as may reasonably be required to permit Grantee (i) to cure any default by Grantor under the Declaration or
           (ii) to take such other action required to enable Grantee to cure or remedy the matter in default. Grantor hereby irrevocably appoints Grantee as its true and lawful attorney-in-fact, coupled with an interest and with full power of substitution, to do, in its name or otherwise, any and all acts and to execute any and all documents (in each case only upon Grantor's failure or refusal to do so) which are necessary to preserve any rights of Grantor under or with respect to the Declaration, including, without limitation, the right to effectuate any extension or renewal of the Declaration, or to preserve any rights of Grantor whatsoever in respect of any part of the Declaration.

           (j) Grantor shall not, without Grantee's prior written consent, terminate, forfeit, or suffer or permit the termination or forfeiture of, or change, modify or amend in a material or adverse manner, the Declaration. Consent to one amendment, change, agreement or modification shall not be deemed to be a waiver of the right to require consent to other, future or successive amendments, changes, agreements or modifications.

                                   ARTICLE 2


2.01 Events of Default. The terms "Default" and "Event of Default" as used herein shall have the following meanings:

           "Default" shall mean any event which, with the giving of notice or the lapse of time, or both, would become an Event of Default.

           "Event of Default" shall mean (a) any default in the payment of the obligations of Grantor or Borrower hereunder or under any of the other Loan Documents (as defined in the Credit Agreement) when the same shall become due and payable which is not cured within any grace or notice and cure period provided in the Credit Agreement or such other Loan Documents(for purposes of this definition, the grace period for a monetary default where no other period is specified is five (5) days), if any, subject to any limitations in the Credit Agreement on the right of Grantor to receive notices of default or (b) any default in the performance of any other obligations of Grantor hereunder which is not cured within any cure period provided in the Credit Agreement (it being acknowledged by Grantor that no such cure period is provided with respect to a failure to maintain insurance as required in Section 1.04, any default under Section 1.09, any default under Section 1.15, or any default excluded from any provision for cure of defaults contained in the Credit Agreement, the Security Documents (as defined in the Credit Agreement) or any other agreement evidencing or securing the Secured Obligations), or (c) any representation or warranty of Grantor hereunder proving to be false or incorrect in any material respect upon the date when made or deemed to have been repeated, or (d) any default in the performance of the obligations of Grantor or any other Person under any of the Security Documents beyond the expiration of any applicable notice and cure period,
           (e) the occurrence of any "Event of Default" under the Credit Agreement, or (f) except as may be permitted or required hereby, in the Credit Agreement or in any of the other Security Documents, any amendment to or termination of a financing statement naming Grantor as debtor and Grantee as secured party, or any correction statement with respect thereto, is filed in any jurisdiction by, or caused by, or at the instance of Grantor or by, or caused by, or at the instance of any principal, member, general partner or officer of Grantor (collectively, "Grantor Party") without the prior written consent of Grantee; or (g) except as may be permitted or required hereby, in the Credit Agreement or in any of the other Security Documents, any amendment to or termination of a financing statement naming Grantor as debtor and Grantee as secured party, or any correction statement with respect thereto, is filed in any jurisdiction by any party other than an Grantor Party or Grantee or Grantee's counsel without the prior written consent of Grantee and Grantor fails to use its best efforts to cause the effect of such filing to be completely nullified to the reasonable satisfaction of Grantee within ten (10) days after notice to Grantor thereof.

     2.02 Acceleration of Maturity. If an Event of Default shall have occurred and be continuing, then the entire Secured Obligations secured hereby shall, at the option of Grantee and as permitted by the terms of the Credit Agreement, immediately become due and payable without notice or demand, time being of the essence of this Security Deed.

2.03       Right to Enter and Take Possession.
           ----------------------------------

     (a) If an Event of Default shall have occurred and be continuing, Grantor upon demand of Grantee, shall forthwith surrender to Grantee the actual possession of the Property and if, and to the extent, permitted by law, Grantee itself, or by such officers or agents as it may appoint, may enter and take possession of all the Property without the appointment of a receiver, or an application therefor, and may exclude Grantor and its agents and employees wholly therefrom, and may have joint access with Grantor to the books, papers and accounts of Grantor.

(b) If Grantor shall for any reason fail to surrender or deliver the Property or any part thereof after such demand by Grantee, Grantee may obtain a judgment or decree conferring upon Grantee the right to immediate possession or requiring Grantor to deliver immediate possession of the Property to Grantee. Grantor will pay to Grantee, upon demand, all expenses of obtaining such judgment or decree, including reasonable compensation to Grantee, its attorneys and agents; and all such expenses and compensation shall, until paid, be secured by the lien of this Security Deed.

     (c) Upon every such entering upon or taking of possession, Grantee may hold, store, use, operate, manage and control the Property and conduct the business thereof, and, from time to time (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property; (ii) insure or keep the Property insured; (iii) manage and operate the Property and exercise all the rights and powers of Grantor to the same extent as Grantor could in its own name or otherwise with respect to the same; and (iv) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted Grantee, all as Grantee from time to time may determine to be in its best interest. Grantee may collect and receive all the rents, issues, profits and revenues from the Property, including those past due as well as those accruing thereafter, and, after deducting (1) all expenses of taking, holding, managing and operating the Property (including compensation for the services of all persons employed for such purposes); (2) the cost of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions; (3) the cost of such insurance; (4) such taxes, assessments and other similar charges as Grantee may at its option pay; (5) other proper charges upon the Property or any part thereof; and (6) the reasonable compensation, expenses and disbursements of the attorneys and agents of Grantee, Grantee shall apply the remainder of the monies and proceeds so received by Grantee, in accordance with Section 12.4 of the Credit Agreement. Grantee shall have no obligation to discharge any duties of a landlord to any tenant or to incur any liability as a result of any exercise by Grantee of any rights under this Security Deed or otherwise. Grantee shall not be liable for any failure to collect rents, issues, profits and revenues from the Property, nor shall Grantee be liable to account for any such rents, issues, profits or revenues unless actually received by Grantee.

     (d) Whenever all that is due upon the Secured Obligations and under any of the terms, covenants, conditions and agreements of this Security Deed, shall have been paid and all Events of Default made good, Grantee shall surrender possession of the Property to Grantor, its successors or assigns. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

     2.04 Performance by Grantee. If Grantor shall Default in the payment, performance or observance of any term, covenant or condition of this Security Deed, Grantee may, so long as such Default continues, at its option, pay, perform or observe the same, and all payments made or reasonable costs or expenses incurred by Grantee in connection therewith, shall be secured hereby and shall be, upon demand, immediately repaid by Grantor to Grantee with interest thereon at the default rate of interest set forth in Section 4.9 of the Credit Agreement (the "Default Rate"). Grantee shall be the sole judge of the necessity for any such actions and of the reasonable amounts to be paid. Grantee is hereby empowered to enter and to authorize others to enter upon the Land or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Grantor or any person in possession holding under Grantor.

     2.05 Receiver. If an Event of Default shall have occurred and be continuing, Grantee, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right without notice and without regard to the occupancy or value of any security for the Secured Obligations secured hereby or the solvency of any party bound for its payment, to the appointment of a receiver to take possession of and to operate the Property and to collect and apply the rents, issues, profits and revenues thereof. The receiver shall have all of the rights and powers permitted under the laws of the State of Georgia. Grantor will pay to Grantee upon demand all reasonable expenses, including receiver's fees, attorney's fees, costs and agent's compensation, incurred pursuant to the provisions of this Paragraph 2.05; and all such expenses shall be secured by this Security Deed.

2.06       Enforcement; Power of Sale.
           --------------------------

     (a) If an Event of Default shall have occurred and be continuing, Grantee, at its option, may sell the Property or any part of the Property at public sale or sales at the usual place for conducting sales in the county in which the Land or any part of the Land is situated, to the highest bidder for cash, in order to pay the Secured Obligations secured hereby and accrued interest thereon and insurance premiums, liens, assessments, taxes and charges, including utility charges, if any, with accrued interest thereon, and all expenses of the sale and of all proceedings in connection therewith, including actual attorney's fees, if incurred, after advertising the time, place and terms of sale once a week for four (4) weeks immediately preceding such sale (but without regard to the number of days) in a newspaper in which Sheriff's sales are advertised in said county. At any such public sale, Grantee may execute and deliver to the purchaser a conveyance of the Property or any part of the Property in fee simple, with full warranties of title and to this end, Grantor hereby constitutes and appoints Grantee the agent and attorney-in-fact of Grantor to make such sale and conveyance, and thereby to divest Grantor of all right, title or equity that Grantor may have in and to the Property and to vest the same in the purchaser or purchasers at such sale or sales, and all the acts and doings of said agent and attorney-in-fact are hereby ratified and confirmed and any recitals in said conveyance or conveyances as to facts essential to a valid sale shall be binding upon Grantor. The aforesaid power of sale and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise, are granted as cumulative of the other remedies provided hereby or by law for collection of the Secured Obligations secured hereby and shall not be exhausted by one exercise thereof but may be exercised until full payment of all Secured Obligations secured hereby.

     (b) If an Event of Default shall have occurred and be continuing, Grantee may, in addition to and not in abrogation of the rights covered under subparagraph (a) of this Paragraph 2.06, either with or without entry or taking possession as herein provided or otherwise, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to enforce payment of the Secured Obligations or the performance of any term, covenant, condition or agreement of this Security Deed or any other right, and (ii) to pursue any other remedy available to it, all as Grantee shall determine most effectual for such purposes.

        (c) Cancellation and Surrender. Should the Indebtedness secured by this Security Deed be paid according to the tenor and effect thereof when the same shall become due and payable, and should Grantor perform all obligations in a timely manner, then this Security Deed shall be cancelled and surrendered.

     2.07 Purchase by Grantee. Upon any foreclosure sale, Grantee, on behalf of the Lenders, may bid for and purchase the Property and shall be entitled to apply all or any part of the Secured Obligations secured hereby as a credit to the purchase price.

     2.08 Application of Proceeds of Sale. The proceeds received by Grantee as a result of a foreclosure sale of the Property or the exercise of any other rights or remedies hereunder, shall be applied in the manner provided for in Section
12.4 of the Credit Agreement.

     2.09 Grantor as Tenant Holding Over. In the event of any such foreclosure sale by Grantee, Grantor shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.

     2.10 Waiver of Appraisement, Valuation, Stay and Extension Laws. Grantor agrees to the full extent permitted by law, that in case of a Default or Event of Default on the part of Grantor hereunder, neither Grantor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, homestead or exemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Security Deed, or the absolute sale of the Property, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat, and Grantor, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprised in the security intended to be created hereby marshaled upon any foreclosure of the lien hereof.

     2.11 Waiver of Homestead. Grantor hereby waives and renounces all homestead and exemption rights provided for by the Constitution and the laws of the United States and of any state, in and to the Property as against the collection of the Secured Obligations, or any part hereof.

     2.12 Leases. Grantee, at its option, is authorized to foreclose this Security Deed subject to the rights of any tenants of the Property, and the failure to make any such tenants parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Grantor, a defense to any proceedings instituted by Grantee to collect the sums secured hereby.

     2.13 Discontinuance of Proceedings and Restoration of the Parties. In case Grantee shall have proceeded to enforce any right, power or remedy under this Security Deed by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to Grantee, then and in every such case Grantor and Grantee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Grantee shall continue as if no such proceeding had been taken.

2.14 Remedies Cumulative. No right, power or remedy conferred upon or reserved to Grantee by this Security Deed is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

2.15       Waiver.
           ------

     (a) No delay or omission of Grantee or of any Lender to exercise any right, power or remedy accruing upon any Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Default, or acquiescence therein; and every right, power and remedy given by this Security Deed to Grantee may be exercised from time to time and as often as may be deemed expedient by Grantee. No consent or waiver, expressed or implied, by Grantee to or of any breach or Default by Grantor in the performance of the obligations thereof hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or Default in the performance of the same or any other obligations of Grantor hereunder. Failure on the part of Lenders to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by any Lender of its rights hereunder or impair any rights, powers or remedies consequent on any breach or Default by Grantor.

     (b) If Lenders or Grantee on behalf of the Lenders, (i) grant forbearance or an extension of time for the payment of any sums secured hereby; (ii) take other or additional security for the payment of any sums secured hereby; (iii) waive or do not exercise any right granted herein or in the Note, the Credit Agreement or any other Loan Documents (as defined in the Credit Agreement); (iv) release any part of the Property from the lien of this Security Deed or otherwise changes any of the terms, covenants, conditions or agreements of the Note or this Security Deed; (v) consent to the filing of any map, plat or replat affecting the Property; (vi) consent to the granting of any easement or other right affecting the Property; or (vii) make or consent to any agreement subordinating the lien hereof, any such act or omission shall not release, discharge, modify, change or affect the original liability under the Note, the Credit Agreement, this Security Deed or any other obligation of Grantor or any subsequent purchaser of the Property or any part thereof, or any maker, co-signer, endorser, surety or guarantor; nor shall any such act or omission preclude Grantee from exercising any right, power or privilege herein granted or intended to be granted in the event of any Default then made or of any subsequent Default; nor, except as otherwise expressly provided in an instrument or instruments executed by Grantee, shall the lien of this Security Deed be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Property, Grantee, without notice, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Property or the Secured Obligations secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.

     2.16 Suits to Protect the Property. Grantee shall have power (a) to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Property by any acts which may be unlawful or in violation of this Security Deed, (b) to preserve or protect its interest in the Property and in the rents, issues, profits and revenues arising therefrom, and
(c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would materially impair the security hereunder or be prejudicial to the interest of Lenders.

     2.17 Grantee May File Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Grantor, its creditors or its property, Grantee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Grantee allowed in such proceedings for the entire amount due and payable by Grantor under this Security Deed at the date of the institution of such proceedings and for any additional amount which may become due and payable by Grantor hereunder after such date.

     2.18 WAIVER OF GRANTOR'S RIGHTS. BY EXECUTION OF THIS SECURITY DEED AND BY INITIALING THIS PARAGRAPH 2.18, GRANTOR EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT OF AGENT AND/OR LENDERS TO ACCELERATE THE SECURED OBLIGATIONS AND THE POWER OF ATTORNEY GIVEN HEREIN TO AGENT TO SELL THE PROPERTY BY NONJUDICIAL FORECLOSURE UPON DEFAULT BY GRANTOR WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE OTHER THAN SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS SECURITY DEED; (B) WAIVES ANY AND ALL RIGHTS WHICH GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES (INCLUDING, WITHOUT LIMITATION, THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY AGENT OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO AGENT, EXCEPT SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE PROVIDED IN THIS SECURITY DEED; (C) ACKNOWLEDGES THAT GRANTOR HAS READ THIS SECURITY DEED AND ANY AND ALL QUESTIONS REGARDING THE LEGAL EFFECT OF THIS SECURITY DEED AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR AND GRANTOR HAS CONSULTED WITH COUNSEL OF GRANTOR'S CHOICE PRIOR TO EXECUTING THIS SECURITY DEED; AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF GRANTOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY GRANTOR AS PART OF A BARGAINED FOR LOAN TRANSACTION.

                              INITIALED BY GRANTOR:

                                   -----------

2.19       Indemnification; Subrogation; Waiver of Offset.
           ----------------------------------------------

(a) Grantor shall indemnify, defend and hold Grantee and the Lenders harmless for, from and against any and all liability, Secured Obligations, losses, damages, penalties, claims, actions, suits, costs and expenses (including Grantee's reasonable attorneys' fees, together with reasonable appellate counsel fees, if any) of whatever kind or nature which may be asserted against, imposed on or incurred by Grantee and the Lenders in connection with the Secured Obligations, this Security Deed, the Property, or any part thereof, or the exercise by

Grantee of any rights or remedies granted to it under this Security Deed; provided, however, that nothing herein shall be construed to obligate Grantor to indemnify, defend and hold harmless Grantee and the Lenders for, from and against any and all liabilities, Secured Obligations, losses, damages, penalties, claims, actions, suits, costs and expenses asserted against, imposed on or incurred by Grantee or a Lender by reason of Grantee's or such Lender's willful misconduct or gross negligence.

     (b) If Grantee or a Lender is made a party defendant to any litigation or any claim is threatened or brought against Grantee or a Lender concerning the Secured Obligations, this Security Deed, the Property, or any part thereof, or any interest therein, or the construction, maintenance, operation or occupancy or use thereof, then Grantor shall indemnify, defend and hold Grantee and the Lenders harmless for, from and against all liability by reason of said litigation or claims, including reasonable attorneys' fees (together with reasonable appellate counsel fees, if any) and expenses incurred by Grantee and the Lenders in any such litigation or claim, whether or not any such litigation or claim is prosecuted to judgment; provided, however, that nothing in this
Section 2.20(b) shall be construed to obligate Grantor to indemnify, defend and hold harmless Grantee or a Lender for, from and against any and all liabilities or claims imposed on or incurred by Grantee or a Lender by reason of Grantee's or such Lender's willful misconduct or gross negligence. If Grantee commences an action against Grantor to enforce any of the terms hereof or to prosecute any breach by Grantor of any of the terms hereof or to recover any sum secured hereby, Grantor shall pay to Grantee its reasonable attorneys' fees (together with reasonable appellate counsel, fees, if any) and expenses. The right to such attorneys' fees (together with reasonable appellate counsel fees, if any) and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment. If Grantor breaches any term of this Security Deed, Grantee may engage the services of an attorney or attorneys to protect its rights hereunder, and in the event of such engagement following any breach by Grantor, Grantor shall pay Grantee reasonable attorneys' fees (together with reasonable appellate counsel fees, if any) and expenses incurred by Grantee, whether or not an action is actually commenced against Grantor by reason of such breach. All references to "attorneys" in this Subsection and elsewhere in this Security Deed shall include without limitation any attorney or law firm engaged by Grantee and Grantee's in-house counsel, and all references to "fees and expenses" in this Subsection and elsewhere in this Security Deed shall include without limitation any reasonable fees of such attorney or law firm and any allocation charges and allocation costs of Grantee's in-house counsel.

     (c) A waiver of subrogation shall be obtained by Grantor from its insurance carrier and, consequently, Grantor waives any and all right to claim or recover against Grantee, its officers, employees, agents and representatives, for loss of or damage to Grantor, the Property, Grantor's property or the property of others under Grantor's control from any cause insured against or required to be insured against by the provisions of this Security Deed.

     (d) ALL SUMS PAYABLE BY GRANTOR HEREUNDER SHALL BE PAID WITHOUT NOTICE (EXCEPT AS MAY OTHERWISE BE PROVIDED HEREIN), DEMAND, COUNTERCLAIM, SETOFF, DEDUCTION OR DEFENSE AND WITHOUT ABATEMENT, SUSPENSION, DEFERMENT, DIMINUTION OR REDUCTION, AND THE SECURED OBLIGATIONS AND LIABILITIES OF GRANTOR HEREUNDER SHALL IN NO WAY BE RELEASED, DISCHARGED OR OTHERWISE AFFECTED BY REASON OF:

(I) ANY DAMAGE TO OR DESTRUCTION OF OR ANY CONDEMNATION OR SIMILAR TAKING
OF THE PROPERTY OR ANY PART THEREOF; (II) ANY RESTRICTION OR PREVENTION OF OR INTERFERENCE WITH ANY USE OF THE PROPERTY OR ANY PART THEREOF; (III) ANY TITLE DEFECT OR ENCUMBRANCE OR ANY EVICTION FROM THE LAND OR THE IMPROVEMENTS ON THE LAND OR ANY PART THEREOF BY TITLE PARAMOUNT OR OTHERWISE; (IV) ANY BANKRUPTCY, INSOLVENCY, REORGANIZATION, COMPOSITION, ADJUSTMENT, DISSOLUTION, LIQUIDATION, OR OTHER LIKE PROCEEDING RELATING TO AGENT, OR ANY ACTION TAKEN WITH RESPECT TO THIS SECURITY DEED BY ANY TRUSTEE OR RECEIVER OF AGENT, OR BY ANY COURT, IN SUCH PROCEEDING; (V) ANY CLAIM WHICH GRANTOR HAS, OR MIGHT HAVE, AGAINST AGENT; (VI) ANY DEFAULT OR FAILURE ON THE PART OF AGENT TO PERFORM OR COMPLY WITH ANY OF THE TERMS HEREOF OR OF ANY OTHER AGREEMENT WITH GRANTOR; OR (VII) ANY OTHER OCCURRENCE WHATSOEVER, WHETHER SIMILAR OR DISSIMILAR TO THE FOREGOING, WHETHER OR NOT GRANTOR SHALL HAVE NOTICE OR KNOWLEDGE OF ANY OF THE FOREGOING. GRANTOR WAIVES ALL RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE TO ANY ABATEMENT, SUSPENSION, DEFERMENT, DIMINUTION, OR REDUCTION OF ANY SUM SECURED HEREBY AND PAYABLE BY GRANTOR.

                                   ARTICLE 3
                                   ---------

     3.01 Successors and Assigns. This Security Deed shall inure to the benefit of and be binding upon Grantor and Grantee and their respective heirs, executors, legal representatives, successors and assigns. Whenever a reference is made in this Security Deed to Grantor or Grantee such reference shall be deemed to include a reference to the heirs, executors, legal representatives, successors and assigns of Grantor or Grantee.

     3.02 Terminology. All personal pronouns used in this Security Deed whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. Titles and Articles are for convenience only and neither limit nor amplify the provisions of this Security Deed itself, and all references herein to Articles, Paragraphs or subparagraphs thereof, shall refer to the corresponding Articles, Paragraphs or subparagraphs thereof, of this Security Deed unless specific reference is made to such Articles, Paragraphs or subparagraphs thereof of another document or instrument.

     3.03 Severability. If any provision of this Security Deed or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Security Deed and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     3.04 Applicable Law. This Security Deed will be governed by the substantive laws of the State of Georgia, without giving effect to its principles of choice of law or conflicts of law (except with respect to choice of law or conflicts of law provisions of its Uniform Commercial Code), and the laws of the United States, unless an agreement which is contained in a Loan Document other than this Security Deed specifically designates the laws of a different state to govern all or certain provisions pertaining to the creation or enforcement of security interests in personal property or particular items or types of personal property, in which case the laws of such designated state shall govern to the extent provided. Should any obligation or remedy under this Security Deed be invalid or unenforceable pursuant to the laws provided herein to govern, the laws of any other state referred to herein or of another state whose laws can validate and apply thereto shall govern.

     3.05 Notices. Except as otherwise provided herein, any notice or other communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered the next succeeding Business Day (as defined in the Credit Agreement) after timely delivery to the courier, if sent by overnight courier; at the time delivered by hand, if personally delivered; or when receipt is acknowledged, if (i) telecopied (followed by delivery of written copy thereof sent by overnight courier on the same day as such notice is given), or (ii) sent by registered or certified mail, return receipt requested, addressed to Grantor or Grantee as follows:

           If to Grantor:

                               Koger Ravinia, LLC
                               c/o Koger Equity, Inc.
                               433 Plaza Real, Suite 335
                               Boca Raton, FL   33432
                               Attn:  Chief Financial Officer
                               Telecopy Number: (433) 394-0694

           If to Grantee:

                               Fleet National Bank, as Grantee
                               100 Federal Street
                               Boston, Massachusetts  02110
                               Attention:  Structured Real Estate


           With a copy to:

                               Fleet National Bank, as Grantee
                               Suite 500
                               115 Perimeter Center Place, N.E.
                               Atlanta, Georgia  30346
                               Attention:  Lori Y. Litow, Director
                               Telecopy No.:  (770) 390-8434

or, to such other address as any party may designate for itself by like notice.


     3.06 Conflict with Credit Agreement Provisions. Grantor hereby acknowledges and agrees that, in the event of any conflict between the terms hereof and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.

     3.07 Assignment. This Security Deed is assignable by Grantee, and any assignment hereof by Grantee shall operate to vest in the assignee all rights and powers herein conferred upon and granted to Grantee.

     3.08 Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Grantor under this Security Deed, the Note, the Credit Agreement and any and all other instruments now or hereafter evidencing, securing or otherwise relating to the Secured Obligations.

     3.09 Discontinuance of Proceedings. If Grantee shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Grantee shall have the unqualified right to do so and, in such an event, Grantor and Grantee shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Loan Documents, the Property and otherwise, and the rights, remedies, recourses and powers of Grantee shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Grantee thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default. Grantor hereby expressly waives any and all benefits Grantor may have under O.C.G.A. ss. 44-14-85 to claim or assert that the Indebtedness has been reinstated in accordance with its terms following the withdrawal of any foreclosure proceedings by Grantee, and acknowledges and agrees that reinstatement shall occur only upon written agreement of Grantee.

     3.10 Revolving Credit Language. A part of the indebtedness secured hereby is a revolving credit loan, the principal of which may be advanced, repaid and readvanced at any time and from time to time in accordance with the terms of the Credit Agreement; provided, however, at no time shall the outstanding principal balance of all advances under the Credit Agreement exceed $125,000,000. Accordingly, if the outstanding principal balance of the Note is ever reduced to a zero ($0.00) balance, the lien and security title of this Security Deed shall not be released or extinguished by operation of law or implied intent of the parties. This Security Deed and the Credit Agreement shall remain in full force and effect as to any further advances under the Credit Agreement made after any such zero balance until the indebtedness secured by this Security Deed is paid in full and satisfied, all agreements of the Lenders to make further advances have been terminated and this Security Deed has been cancelled of record.

                       [SIGNATURES CONTINUED ON NEXT PAGE]

     IN WITNESS WHEREOF, Grantor has executed this Security Deed under seal, as of the day and year first above written.

                                          KOGER RAVINIA, LLC, a Delaware limited
                                          liability company

Signed, sealed and delivered
by Grantor in the presence of:            By: KOGER EQUITY, INC., a Florida
                                          corporation, Its sole Member


           /S/ Scott Farber               By:        /S/ Christopher L. Becker
------------------------------------           -------------------------------
Unofficial Witness                        Printed Name: Christopher L. Becker
                                          Printed Title: Senior Vice President
           /S/ Kim K. Chase
Notary Public

Commission Expiration Date:

           [NOTARIAL SEAL]

                                   EXHIBIT "A"

PARCEL ONE (FEE)

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 347 of the 18th District of DeKalb County, Georgia, being more particularly described as follows:

TO FIND THE TRUE POINT OF BEGINNING, commence at a Georgia DOT concrete monument located on the northern right-of-way line of Interstate 285 (having a variable right-of-way width), 20.24 feet West of the northeastern right-of-way line of Ashford-Dunwoody Road (having a variable right-of-way width), and run thence N 80(degree) 03' 05" E a distance of 20.24 feet to a point, thence N 80(degree) 03' 05" E a distance of 839.96 feet to a concrete right-of-way monument; thence N 69(degree) 56' 48" E a distance of 397.59 feet to a point; thence N 00(degree) 59' 05" E a distance of 223.60 feet to a point; thence N 89(degree) 00' 55" W a distance of 132.60 feet to a point, said point being the TRUE POINT OF BEGINNING. From the TRUE POINT OF BEGINNING as thus established, run thence N 89(degree) 00' 55" W a distance of 79.22 feet to a point; thence S 45(degree) 59' 05" W a distance of 46.48 feet to a point; thence N 44(degree) 00' 55" W a distance of 41.83 feet to a point, thence N 00(degree) 59' 05" E a distance of
111.72 feet to a point; thence N 20(degree) 58' 57" E a distance of 100.00 feet to a point; thence N 00(degree) 59' 05" E a distance of 131.32 feet to a point; thence N 11(degree) 59' 14" W a distance of 189.52 feet to a point; thence N 00(degree) 59' 05" E a distance of 145.57 feet to a point; thence N 89(degree) 00' 55" W a distance of 45.64 feet to a point, thence S 00(degree) 58' 41" W a distance of 12.44 feet to a point, thence N 89(degree) 01' 19" W a distance of
24.00 feet to a point, thence N 00(degree) 58' 41" E a distance of 63.00 feet to a point; thence N 26(degree) 04' 04" W a distance of 35.19 feet to a point, thence N 00(degree) 58' 41" E a distance of 137.00 feet to a point, thence N 85(degree) 41' 58" E a distance of 27.69 feet to a point, thence S 89(degree) 00' 55" E a distance of 242.00 feet to a point, thence S 00(degree) 59' 05" W with a distance of 683 .67 feet to a point, thence S 20(degree) 58' 57" W a distance of 99.40 feet to a point, thence S 00(degree) 59' 05" W a distance of
106.90 feet to a point, said point being the TRUE POINT OF BEGINNING.

The above-described property contains 3.7595 acres (163,763 square feet) and is shown as Lot C on and described according to that certain Lot Designation Plat (Lot C) prepared for Ravinia III Associates Limited Partnership and Ticor Title Insurance Company by Hill-Fister Engineers, Inc., James R. Fister, G.R.L.S. No. 1821, dated September 14, 1989, recorded in Plat Book 90, page 38, DeKalb County, Georgia Records, which survey is incorporated herein and by this reference made a part hereof.


PARCEL TWO (DRAINAGE EASEMENT)

A perpetual non-exclusive easement for drainage over and across the following property:

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 347 of the 18th District of DeKalb County, Georgia, being more particularly described as follows: TO FIND THE TRUE POINT OF BEGINNING, commence at a Georgia DOT concrete monument located on the northern right-of-way line of Interstate 285 (having a variable right-of-way width), 20.24 feet west of the northeastern right-of-way line of Ashford-Dunwoody Road (having a variable right-of-way width), and run thence N 80(degree) 03' 05" E a distance of
20.24 feet to the point of intersection of the northern right-of-way line of Interstate 285 and the northeastern right-of-way line of Ashford-Dunwoody Road, run in a generally northwesterly and northeasterly direction along said northeastern right-of-way line at Ashford-Dunwoody Road the following courses and distances: N 48(degree) 10' 13" W a distance of 38.00 feet to a point, N 14(degree) 52' 32" W a distance of 25.00 feet to a point; N 11(degree) 44' 52" W a distance of 201.62 feet to a point; N 14(degree) 52' 30" W a distance of
158.10 feet to a point; along the arc of a 1001.75 foot radius curve an arc distance of 77.43 feet to a point (said arc being subtended by a chord bearing N 12(degree) 39' 39" W and having a length of 77.41 feet); N 07(degree) 50' 17" W a distance of 217.35 feet to a point N 00(degree) 46' 26" E a distance of 36.66 feet to a point; along the arc of a 1303.98 foot radius curve an arc distance of
181.44 feet to a point (said arc being subtended by a chord bearing N 09(degree) 02' 44" E and having a length of 181.29 feet); along the arc of a 1,292.982 foot radius curve an arc distance of 166.01 feet to a point, (said arc being subtended by a chord bearing N 23(degree) 14' 59" E and having a length of
165.90 feet); N 17(degree) 31' 00" E a distance of 192.5 feet to a point; N 69(degree) 14' 06" W a distance of 7.00 feet to a point; N 20(degree) 45' 35" E a distance of 247.16 feet to a point; thence departing said northeastern right-of-way line of Ashford-Dunwoody Road, run S 89(degree) 01' 19" E a distance of 1,178.29 feet to a point; run thence S 00(degree) 59' 05" W a distance of 1,183.50 feet to a point located along said northern right-of-way line of Interstate 285; run thence in a generally southwesterly direction along said northern right-of-way line of Interstate 285 the following courses and distances; S 69(degree) 56' 48" W a distance of 397.59 feet to a point; S 80(degree) 03' 05" W a distance of 839.96 feet to a point, said point being the TRUE POINT OF BEGINNING.

The above-described property, consisting of 40.7803 acres, is more particularly shown on, and described according to, that certain Composite Plat prepared for Ravinia II Associates and Bogamij N. V. and Ticor Title Insurance Company, by Hill-Fister Engineers, Inc., Randy L. Tibbitts, G.R.L.S. No. 2137, dated August 5, 1985, last revised November 13, 1985, said plat being incorporated herein by this reference, and made a part of this description.

LESS AND EXCEPT

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 347 of the 18th District of DeKalb County, Georgia, containing 2.5653 acres and being designated as Lot "A" is more particularly shown on, and described according to that certain Lot Designation Plat (Lot "A") prepared for Ravinia I Associates, Bogamij N.V., and Ticor Title Insurance Company, by Hill-Fister Engineers, Inc., Randy L. Tibbitts, G.R.L.S. No. 2137, dated July 31, 1984, last revised November 13, 1985, recorded in Plat Book 81, page 14, DeKalb County, Georgia Records, which plat is incorporated herein by this reference and hereby made a part of this description.

AND LESS AND EXCEPT:

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 347 of the 18th District of DeKalb County, Georgia, containing 2.4561 acres and being designated as Lot "A", is more particularly shown on, and described according to that certain Lot Designation Plat (Lot "B") prepared for Ravinia II Associates, Bogamij N.V., and Ticor Title Insurance Company, by Hill-Fister Engineers, Inc., Randy L. Tibbitts, G.R.L.S. No. 2137, dated October 8, 1985, last revised November 13, 1985, recorded in Plat Book 81, page 13, DeKaIb
County, Georgia Records, which plat is incorporated herein by this reference and hereby made a part of this description.

AND LESS AND EXCEPT:

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 347 of the 18th District of DeKalb County, Georgia, being more particularly described as follows:

BEGINNING at a concrete monument found at the intersection of the eastern right-of-way line of Ashford-Dunwoody Road (having a variable right-of-way width), with the northern right-of-way line of Interstate Highway No. 285; run thence in a generally northwesterly, northerly and northeasterly direction along the eastern right-of-way line of Ashford-Dunwoody Road the following courses and distances: N 43(degree) 24' 55" W a distance of 45.55 feet to an iron pin; thence N 17(degree) 28' 40" W a distance of 327.10 feet to an iron pin; thence along the arc of a 1,049.746 foot radius curve concave to the right (having a chord bearing N 01(degree) 38' 28" E and a length of 687.64 feet) an arc distance of 700.57 feet to an iron pin; thence N 20(degree) 45' 35" E a distance of 240.44 feet to an iron pin placed, said iron pin placed being the TRUE POINT OF BEGINNING. From the TRUE POINT OF BEGINNING as thus established, continue along the eastern right-of-way line of Ashford-Dunwoody Road N 20(degree) 45' 35" E a distance of 247.16 feet to an iron pin found; thence leaving the eastern right-of-way line of Ashford-Dunwoody Road, run S 89(degree) 01' 19" E a distance of 203.03 feet to an iron pin placed; thence S 35(degree) 15' 35" W a distance of 280.25 feet to an iron pin placed; thence S 63(degree) 00' 35" W a distance of 88.93 feet to an iron pin placed; thence N 47(degree) 45' 59" W a distance of 58.12 feet to an iron pin placed; thence N 69(degree) 14' 06" W a distance of 7.00 feet to an iron pin placed, said iron pin placed being the TRUE POINT OF BEGINNING.

The above-described property contains .9417 acres and is shown on, and described according to that certain Survey of Police Precinct Parcel for Hines Atlanta Limited, prepared by Hill-Fister Engineers, Inc., Randy Lamon Tibbitts, G.R.L.S. No. 2137, dated May 10, 1985, which survey is incorporated herein by this reference and made a part of this description.

AND LESS AND EXCEPT:

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 347 of the 18th District of DeKalb County, Georgia, contains 4.5857 acres and is shown as Hotel Site (Includes Water Feature Site) on, and described according to that certain Lot Designation Plat (Hotel Site) prepared for Hines Atlanta Limited and HT/Hines Ravinia Associates, Ltd., prepared by Hill-Fister Engineers, Inc., Randy L. Tibbitts, G.R.L.S. No. 2137, dated June 27, 1984, recorded in Plat Book 77, page 161, DeKalb County, Georgia Records, which certain Lot Designation Plat (Hotel Site) is incorporated herein by this reference and hereby made a part of this description.

AND LESS AND EXCEPT:

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 347 of the 18th District of DeKalb County, Georgia, contains 3.7595 acres (163,763 square feet) and is shown as


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

Lot C on and described according to that certain Lot Designation Plat (Lot
C) prepared for Ravinia III Associates Limited Partnership and Ticor Title Insurance Company by Hill-Fister Engineers, Inc., James R. Fister, G.R.L.S. No. 1821, dated September 14, 1989, recorded in Plat Book 90, page 38, DeKaIb County, Georgia Records, which survey is incorporated herein and by this reference made a part hereof.

PARCEL THREE (OPEN SPACE/SCENIC EASEMENT)

A non-exclusive easement for the purpose of preserving open space and maintaining such open space as a visual appurtenance, as more fully described in that certain Easement Agreement, dated as of August 1, 1984, by and between Hines Atlanta Limited, a Georgia limited partnership, and Hines Ravinia I, Ltd., a Georgia limited partnership, recorded at Deed Book 5037, page 115, DeKaIb County, Georgia Records, as said easement is amended by Amendment to Limited Warranty Deed with Easements, Restrictions, Reservations, Release and Grant of Development Rights dated December 13, 1996, between Hines Atlanta Limited and Ravinia III Associates Limited Partnership, recorded at Deed Book 9254, page 693, DeKaIb County, Georgia records. The foregoing easements are more fully described in that certain Limited Warranty Deed with Easements, Restrictions, Reservations, Release and Grant of Development Rights, from Hines Atlanta Limited, a Georgia limited partnership, to Ravinia III Associates Limited Partnership, dated September 28, 1989, recorded at Deed Book 6532, page 201, as amended by Amendment to Limited Warranty Deed with Easements, Restrictions, Reservations, Release and Grant of Development Rights, dated December 13, 1996, recorded at Deed Book 9254, page 693, aforesaid Records; and as amended by Memorandum of Agreement and Second Amendment to Limited Warranty Deed dated August 25, 1997, recorded at Deed Book 10696, page 690, aforesaid Records.

PARCEL FOUR

Easements, rights and appurtenances inuring to the benefit of and running with the title to the insured land under that certain Restated Declaration of Covenants, Conditions and Restrictions for Ravinia, dated July 5, 1984, and recorded at Deed Book 5017, page 266, aforesaid records, as modified by Release of Utility Easement Area, dated August 2, 1984, and recorded at Deed Book 5037, page 214, aforesaid records, and as further modified by Release of Utility Easement Area as contained in Limited Warranty Deed with Easements, Restrictions, Release and Grant of Development Rights from Hines Atlanta Limited to Ravinia III Associates Limited Partnership, dated September 28, 1989, and recorded at Deed Book 6532, page 201, aforesaid Records.


PARCEL FIVE

Easements, rights and appurtenances inuring to the benefit of and running with the title to the insured land under that certain Storm Sewer, Construction and Encroachment Easement Agreement between Ravinia II Associates and Ravinia III Associates Limited Partnership, dated September 28, 1989, and recorded at Deed Book 6532, page 242, aforesaid Records.

PARCEL SIX

Easements, rights and appurtenances inuring to the benefit of and running with the title to the insured land under that certain Encroachment Easement from Hines Atlanta Limited and Ravinia Property Owners Association, Inc., to Ravinia III Associates Limited Partnership, dated December 13, 1996, and recorded at Deed Book 9254, page 735, DeKaIb County, Georgia Records. NOTE: This Policy insures that, so long as said Encroachment Easement remains in effect, the improvements may remain so long as they shall stand, and that if the same are damaged or destroyed, they may be replaced in substantially the same condition and location.


PARCEL SEVEN (COMMUNICATION LINE EASEMENT)

Non-exclusive easement, rights and appurtenances inuring to the benefit of and running with the title to the insured land under that certain Communication Line Easement Agreement between Hines Atlanta Limited and Ravinia Property Owners Association, Inc. and Ravinia III Associates Limited Partnership, dated June 30, 1995, and recorded at Deed Book 9254, page 698, DeKaIb County, Georgia Records.


PARCEL EIGHT (SIGN EASEMENT)

Non-exclusive easement, rights and appurtenances inuring to the benefit of running with the title to the insured land under that certain Sign Easement Agreement between Hines Atlanta Limited and Ravinia III Associates Limited Partnership, dated December 13 1996, and recorded at Deed Book 9254, page 722, DeKaIb County, Georgia Records.


PARCEL NINE (GENERAL UTILITY LINE EASEMENT)

Non-exclusive easement, rights and appurtenances inuring to the benefit of and running with the title to the insured land under that certain General Utility Line Easement (and subject to terms and conditions contained therein) from Hines Atlanta Limited and Ravinia Property Owners Association, Inc. to Ravinia III Associates Limited Partnership, dated December 13, 1996, and recorded at Deed Book 9254, page 763, DeKaIb County, Georgia Records.

All of the above described property was conveyed by Limited Warranty Deed from Ravinia III Associates Limited Partnership to Koger Ravinia, LLC dated January 31, 2002 and recorded at Deed Book 12914, page 638, DeKaIb County, Georgia Records.

                                   EXHIBIT "B"
                                   -----------

                             Permitted Encumbrances
                             ----------------------

     Permitted encumbrances are such matters as are shown on Schedule B-1 to the Title Insurance Policy issued by Lawyers Title Insurance Corporation to the Grantee in connection with this Security Deed, dated the date of recordation of this Security Deed issued pursuant to Lawyers Title Insurance Corporation Commitment No. 01-9359.

                                   EXHIBIT "C"
                                   ----------

                                   Schedule 1
                                   ----------

                  (Description of "Debtor" and "Secured Party")
                  --------------------------------------------

A.         Debtor:
           ------

           Koger Ravinia, LLC, a limited liability company organized under the laws of the State of Delaware. Debtor has been using or operating under said name and identity or corporate structure without change since January 15, 2002.

           Names and Tradenames used within last five years:   None.

           Location of all chief executive offices over last five years: 433 Plaza Real, Suite 335, Boca Raton, Florida 33432.

           Organizational Number:  20027761

           Federal Tax Identification Number:  59-2898045.

           B.        Secured Party:
                     -------------


           FLEET NATIONAL BANK, a national banking association, as Grantee.
--------------------------------------------------------------------------------



                                   Schedule 2
                                   ----------

           (Notice Mailing Addresses of "Debtor" and "Secured Party")
           ---------------------------------------------------------

A.         The mailing address of Debtor is:

           Koger Ravinia, LLC
           c/o Koger Equity, Inc.
           433 Plaza Real, Suite 335
           Boca Raton, FL   33432

B.         The mailing address of Secured Party is:

           FLEET NATIONAL BANK, as Grantee
           100 Federal Street
           Boston, Massachusetts 02110
           Attn:  Structured Real Estate




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